Exhibit 99.1

Contacts:
Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6614 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison
Vice President of Communications
(276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal Fourth Quarter Results

(Bassett, Va.) – January 29, 2025 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its fourth quarter ended November 30, 2024.

Q4 Consolidated Business Highlights: [FY 24 vs. FY 23, unless otherwise specified]

●	Revenues decreased 11%.
●

Operating income of $0.9 million, which included a $1.0 million charge related to the realization of cumulative translation losses associated with the wind-down of Noa Home Inc. and a $0.4 million restructuring charge for previously announced workforce reductions.

●	Gross margin of 56.6%, driven primarily by improved margins in the wholesale segment.
●	Recorded a $2.6 million tax benefit related to the capital loss associated with our cumulative investment in Noa Home Inc. in 2022.
●	Diluted earnings per share of $0.38 vs. a loss of $0.47.
●	Generated $6.4 million of operating cash flow.

Fiscal 2024 Fourth Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	4th Qtr		Dollar	%	4th Qtr	% of	4th Qtr	% of
	2024	2023	Change	Change	2024	Sales	2023	Sales
Consolidated (1)	$84.3	$94.7	$(10.4)	-11.0%	$0.9	1.1%	$(4.5)	-4.8%

Wholesale	$52.3	$60.6	$(8.3)	-13.7%	$8.5	16.3%	$8.4	13.9%

Retail	$53.1	$57.9	$(4.8)	-8.3%	$0.1	0.2%	$0.2	0.3%

Corporate & Other (2)	$1.0	$1.8	$(0.8)	-44.4%	$(7.0)	N/A	$(7.8)	N/A

(1)

Our consolidated results for the quarter include certain intercompany eliminations as well as a a $1.0 million charge for the realization of cumulative translation losses and a $0.4 million restructuring charge which are not allocated to our segment operating results. See Table 4, "Segment Information" below for an illustration of the effects of these items on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

"The steps we took in our restructuring plan helped right-size our business and we returned to profitability in the fourth quarter," said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. "We delivered strong consolidated gross margins and $0.38 in diluted earnings per share. Our team remains focused on operating efficiency, leveraging our cost structure and running a leaner business. We're driving newness and innovation into Bassett's product lines, e-commerce and marketing to deliver price and value for customers. We are well-positioned for the eventual housing industry turnaround and will focus on growth and productivity until it does."

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on January 30, 2025, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/4t38wrd6. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading manufacturer and marketer of high-quality home furnishings. With 87 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the third fiscal quarter of 2024, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended				Year Ended*
	November 30, 2024		November 25, 2023		November 30, 2024		November 25, 2023
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$84,340	100.0%	$94,702	100.0%	$329,923	100.0%	$390,136	100.0%
Cost of furniture and accessories sold	36,645	43.4%	43,288	45.7%	150,508	45.6%	183,648	47.1%
Gross profit	47,695	56.6%	51,414	54.3%	179,415	54.4%	206,488	52.9%

Selling, general and administrative expenses	45,386	53.8%	50,518	53.3%	187,527	56.8%	205,227	52.6%
Asset impairment charges	-	0.0%	-	0.0%	5,515	1.7%
Loss on contract abandonment	-	0.0%	-	0.0%	1,240	0.4%	-	0.0%
Loss upon realization of cumulative translation adjustment	962	1.1%	-	0.0%	962	0.3%	-	0.0%
Restructuring charges	440	0.5%			440	0.1%
Goodwill impairment charge	-	0.0%	5,409	5.7%	-	0.0%	5,409	1.4%
Gain on revaluation of contingent consideration	-	0.0%	-	0.0%	-	0.0%	1,013	2.1%
Income (loss) from operations	907	1.1%	(4,513)	-4.8%	(16,269)	-4.9%	(3,135)	-0.8%

Interest income	598	0.7%	883	0.9%	2,673	0.8%	2,528	0.6%
Other loss, net	(285)	-0.3%	(500)	-0.5%	(774)	-0.2%	(1,881)	-0.5%
Income (loss) before income taxes	1,220	1.4%	(4,130)	-4.4%	(14,370)	-4.4%	(2,488)	-0.6%

Income tax expense (benefit)	(1,984)	-2.4%	(28)	0.0%	(4,675)	-1.4%	683	0.2%
Net income (loss)	3,204	3.8%	(4,102)	-4.3%	(9,695)	-2.9%	(3,171)	-0.8%

Basic and diluted earnings (loss) per share	$0.38		$(0.47)		$(1.11)		$(0.36)

*53 weeks in fiscal 2024 versus 52 weeks in fiscal 2023.

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
Assets	November 30, 2024	November 25, 2023
Current assets
Cash and cash equivalents	$39,551	$52,407
Short-term investments	20,360	17,775
Accounts receivable, net	13,181	13,736
Inventories, net	54,965	62,982
Recoverable income taxes	4,240	2,574
Other current assets	9,242	8,480
Total current assets	141,539	157,954

Property and equipment, net	77,047	83,981

Other long-term assets
Deferred income taxes, net	6,867	4,645
Goodwill and other intangible assets	14,185	16,067
Right of use assets under operating leases	93,624	100,888
Other	7,908	6,889
Total long-term assets	122,584	128,489
Total assets	$341,170	$370,424

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,303	$16,338
Accrued compensation and benefits	6,898	8,934
Customer deposits	25,742	22,788
Current portion of operating lease obligations	18,050	18,827
Other accrued expenses	9,410	11,003
Total current liabilities	73,403	77,890

Long-term liabilities
Post employment benefit obligations	10,882	10,207
Long-term portion of operating lease obligations	88,395	97,357
Other long-term liabilities	1,163	1,529
Total long-term liabilities	100,440	109,093

Stockholders’ equity
Common stock	43,681	43,842
Retained earnings	122,847	139,354
Additional paid-in-capital	6	93
Accumulated other comprehensive income	793	152
Total stockholders' equity	167,327	183,441
Total liabilities and stockholders’ equity	$341,170	$370,424

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Year Ended*
	November 30, 2024	November 25, 2023
Operating activities:
Net income (loss)	$(9,695)	$(3,171)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,918	10,141
Non-cash asset impairment charges	5,515	-
Non-cash goodwill impairment charges	-	5,409
Net loss on sale of property and equipment	7	5
Gain on revaluation of contingent consideration	-	(1,013)
Inventory valuation charges	5,001	4,626
Deferred income taxes	(2,442)	831
Other, net	2,277	2,031
Changes in operating assets and liabilities:
Accounts receivable	555	4,102
Inventories	3,016	17,869
Other current and long-term assets	(2,427)	1,773
Right of use assets under operating leases	17,254	18,680
Customer deposits	2,954	(13,175)
Accounts payable and other liabilities	(7,246)	(9,188)
Obligations under operating leases	(20,637)	(20,196)
Net cash provided by operating activities	4,050	18,724

Investing activities:
Purchases of property and equipment	(5,211)	(17,489)
Proceeds from sale of property and equipment	-	500
Proceeds from disposal of discontinued operations, net	-	1,000
Investment in certificates of deposit	(2,585)	(60)
Other	(972)	(1,714)
Net cash used in investing activities	(8,768)	(17,763)

Financing activities:
Cash dividends	(6,654)	(5,982)
Other issuance of common stock	371	318
Repurchases of common stock	(1,420)	(4,176)
Taxes paid related to net share settlement of equity awards	(161)	(109)
Repayments of finance lease obligations	(253)	(278)
Net cash used in financing activities	(8,117)	(10,227)
Effect of exchange rate changes on cash and cash equivalents	(21)	48
Change in cash and cash equivalents	(12,856)	(9,218)
Cash and cash equivalents - beginning of period	52,407	61,625

Cash and cash equivalents - end of period	$39,551	$52,407

*53 weeks in fiscal 2024 versus 52 weeks in fiscal 2023.

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Year Ended*
	November 30, 2024	November 25, 2023	November 30, 2024	November 25, 2023
Sales Revenue
Wholesale sales of furniture and accessories	$52,324	$60,593	$207,462	$248,911
Less: Sales to retail segment	(22,054)	(25,587)	(87,021)	(103,519)
Wholesale sales to external customers	30,270	35,006	120,441	145,392
Retail sales of furniture and accessories	53,085	57,936	204,563	235,940
Corporate & Other - Noa Home (1)	985	1,760	4,919	8,804
Consolidated net sales of furniture and accessories	$84,340	$94,702	$329,923	$390,136

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$8,471	$8,360	$25,357	$30,699
Retail	70	215	(6,604)	(536)
Net expenses - Corporate and other (1)	(6,956)	(7,786)	(28,456)	(29,926)
Inter-company elimination	724	107	1,591	1,024
Asset impairment charges	-	-	(5,515)	-
Loss on contract abandonment	-	-	(1,240)	-
Loss upon realization of cumulative translation adjustment	(962)	-	(962)	-
Restructuring charges	(440)	-	(440)	-
Gain on revaluation of contingent consideration	-	-	-	1,013
Goodwill impairment charge	-	(5,409)	-	(5,409)
Consolidated income (loss) from operations	907	(4,513)	(16,269)	(3,135)

Interest income	598	883	2,673	2,528
Other loss, net	(285)	(500)	(774)	(1,881)
Consolidated income (loss) before income taxes	$1,220	$(4,130)	$(14,370)	$(2,488)

*53 weeks in fiscal 2024 versus 52 weeks in fiscal 2023.

(1)	Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.